UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into Material Definitive Agreement.

As previously disclosed, Salarius Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger dated January 10, 2025, as previously amended by the First Amendment on March 28, 2025, by the Second Amendment on June 10, 2025, by the Third Amendment on June 18, 2025, and by the Fourth Amendment on July 29, 2025 (as amended, collectively, the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc., Decoy Therapeutics MergerSub II, LLC, and Decoy Therapeutics Inc. (“Decoy”).

On September 17, 2025, the Company entered into a Fifth Amendment to Agreement and Plan of Merger (the “Fifth Amendment”) to modify the conversion terms of the Company’s form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”) to establish a baseline conversion price from which to calculate a proportional adjustment to the conversion ratio in the event of a dilutive “subsequent financing” under Section 7(e) (a “Subsequent Financing”) of the designations for each series. The prior terms of the Preferred Stock contained price protection provisions that were to be calculated based on the difference between the effective per share price in the qualified financing contemplated by the Merger Agreement (the “Qualified Financing”) and any Subsequent Financing. The Fifth Amendment modifies the Certificate of Designations for each series of Preferred Stock (i) to specify a threshold price of $10.50 per share (the “Initial Issuance Price”) as the baseline assumed conversion price and (ii) to change the conversion price adjustment calculation such that the adjustment will be calculated based on the difference between the Initial Issuance Price and any dilutive Subsequent Financing (which may include the Qualified Financing). The Fifth Amendment also modifies the Certificate of Designations for each series of Preferred Stock to set a floor price of $3.75 per share as the lowest per share price to be used in the calculation of the price protection triggered by a Subsequent Financing.

In addition, the Fifth Amendment modifies the Certificate of Designations of Series B Preferred Stock to change the redemption price per share of Series B Preferred Stock to the Initial Issuance Price multiplied by 1,000.

Except as modified by The Fifth Amendment, the terms of the Merger Agreement remain in full force and effect.

The foregoing descriptions of Fifth Amendment and the Preferred Stock are not complete and are qualified in their entirety by reference to the full text of Fifth Amendment and the Certificate of Designations for each series of Preferred Stock, copies of which are filed as Exhibit 2.1, Exhibit 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1
Fifth Amendment to the Agreement and Plan of Merger, dated as of September 17, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc. and Decoy Therapeutics MergerSub II, LLC.

2.2	Form of Certificate of Designation of Series A Non-Voting Convertible Preferred Stock.
2.3	Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: September 18, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Acting Chief Executive Officer Executive Vice President & Chief Financial Officer